UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    December 19, 2005

Navstar Media Holdings, Inc.
(Exact name of registrant as specified in charter)

Nevada State or other jurisdiction of incorporation)	000-50340 (Commission File Number)	752980786 (IRS Employer Identification No.)

Suite 30301, 3rd Floor, Scitech Place,
No. 22 Jianguomenwai Street
Beijing China 100004
(Address of principal executive offices)

Registrant’s telephone number, including area code:   011-86-139-11113602

Premier Document Services, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 — FINANCIAL INFORMATION

ITEM 2.01.   COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

        As used in this report, “we”, “us”, “our” or “Company” refer to Navstar Media Holdings, Inc., a Nevada corporation.

        As disclosed on our current report on Form 8-K filed with the Commission on December 19, 2005, we signed a Master Agreement with the shareholders of Dong Fang Zheng Yi Film & TV Communication Co., Ltd. and Beijing Dong Fang Zheng Yi Film Investment Consulting Co., Ltd. (collectively, “Dong Fang Group”) to acquire operational control of Dong Fang Group and acquire a 70% ownership interest in Dong Fang Group. Pursuant to the Master Agreement, the Company is issuing 6.2 million shares of its common stock to existing shareholders of Dong Fang Group and has agreed also to pay $800,000 to such shareholders, while committing to invest another $1.6 million into Dong Fang Group operations within 180 days from the date of the Master Agreement.

We are providing audited financial statements for the Dong Fang Group in this current event report with the understanding that all the up to date financial information shall be provided no later than would be required by the applicable regulations of the Commission.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Financial statements of businesses acquired

(d)   Exhibits

Exhibit Number 99.1	Description of Exhibit Press Release dated December 22, 2005

SIGNATURES

        Pursuant to the Requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2005	Navstar Media Holdings, Inc. (Registrant) /s/ Don Lee (Signature) Don Lee

BEIJING DONG FANG ZHENG YI FILM & TV COMMUNICATION CO., Ltd.

BEIJING ORIENTAL ZHENG YI FILM INVESTMENT CONSULTING CO., Ltd.

INDEX

PAGE

INDEPENDENT AUDITORS' REPORT	2

CONSOLIDATED BALANCE SHEETS	3

CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS	4

CONSOLIDATED STATEMENTS OF CASH FLOWS	5

NOTES TO FINANCIAL STATEMENTS	6-14

KEMPISTY & COMPANY

CERTIFIED PUBLIC ACCOUNTANTS, P.C.

15 MAIDEN LANE - SUITE 1003 - NEW YORK, NY 10038 - TEL (212) 406-7272 - FAX (212) 513-1930

INDEPENDENT AUDITORS' REPORT

Board of Directors
Beijing Dong Fang Zheng Yi Film & TV Communication Co., Ltd.
Beijing Oriental Zheng Yi Film Investment Consulting Co., Ltd.

We have audited the accompanying balance sheet of Beijing Dong Fang Zheng Yi Film & TV Communication Co., Ltd. and Beijing Oriental Zheng Yi Film Investment Consulting Co., Ltd. as of December 31, 2004 and 2003 and the related statements of income and retained earnings and cash flows for each of the years in the two years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Beijing Dong Fang Zheng Yi Film & TV Communication Co., Ltd. and Beijing Oriental Zheng Yi Film Investment Consulting Co., Ltd. at December 31, 2004 and 2003 and the results of its' operations and cash flows for each of the years in the two years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Kempisty & Company
Kempisty & Company
Certified Public Accountants PC
New York, New York
October 7, 2005

BEIJING DONG FANG ZHENG YI FILM & TV COMMUNICATION CO., Ltd.

BEIJING ORIENTAL ZHENG YI FILM INVESTMENT CONSULTING CO., Ltd.

CONSOLIDATED BALANCE SHEETS

	June 30, 2005 (Unaudited)	December 31, 2004
ASSETS
Current Assets:
Cash (Note 3)	$517,076		$51,237
Accounts receivable, net (Note 4)	282,374		306,755
Prepaid expenses	93,870		391,325
Short-term loan to co-producer	—		277,878

Total current assets	893,320		1,027,195
Film Costs (Note 5)	2,544,883		837,018
Fixed Assets, net (Note 6)	200,965		124,246
Other assets (Note 7)	28,117		29,916

Total Assets	$3,667,285		$2,018,375

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Short-term loan (Note 8)	$604,084	$
Accounts payable and accrued expenses	24,099		1,450
Deferred revenue	34,795		110,277
Taxes payable	896,976		477,892
Due to shareholders (Note 9)	80,133		120,862

Total Current Liabilities	1,640,087		710,481
Commitments and contingencies (Note 11)
Stockholders' Equity:
Paid-in capital	664,492		664,492
Retained earnings	1,362,706		643,402

Stockholders' Equity	2,027,198		1,307,894

Total Liabilities and Stockholders' Equity	$3,667,285		$2,018,375

See Notes to Financial Statements

BEIJING DONG FANG ZHENG YI FILM & TV COMMUNICATION CO., Ltd.

BEIJING ORIENTAL ZHENG YI FILM INVESTMENT CONSULTING CO., Ltd.

CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS

	For the Six Months Ended June 30,		For the Year Ended December 31,
	2005	2004	2004	2003
	(Unaudited)	(Unaudited)
Revenues
Sales	$3,279,102	$1,045,239	$2,943,901	$1,842,747
Cost of sales	1,991,128	747,831	1,652,843	1,453,495

Gross Profit	1,287,974	297,408	1,291,058	389,252

Operating Expenses
Selling expenses	35,684	41,540	66,494	16,092
General and administrative	168,518	109,118	232,153	151,829

Total Operating Expenses	204,202	150,658	298,647	167,921

Income (Loss) from Operations	1,083,772	146,750	992,411	221,331

Other Income (Expense)
Interest income (expense)	(2,133)	225	399	301

Income before Income Taxes	1,081,639	146,975	992,810	221,632

Income Tax	362,335	59,668	331,217	73,139

Net Income (Loss)	719,304	87,307	661,593	148,493

Retained earnings, (deficit)
beginning of period	643,402	(18,191)	(18,191)	(166,684)

Retained earnings, (deficit)
end of period	$1,362,706	$69,116	$643,402	$(18,191)

See Notes to Financial Statements.

BEIJING DONG FANG ZHENG YI FILM & TV COMMUNICATION CO., Ltd.

BEIJING ORIENTAL ZHENG YI FILM INVESTMENT CONSULTING CO., Ltd.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Six Months Ended June 30,		For the Year Ended December 31,
	2005	2004	2004	2003
	(Unaudited)	(Unaudited)
Operating Activities
Net income	$719,304	$87,307	$661,593	$148,493
Adjustments to reconcile net income to net cash
provided (used) by operating activities:
Depreciation and amortization	17,706	9,159	19,731	10,742
Changes in operating assets and liabilities:
Accounts receivable	24,381	(41,269)	(232,604)	184,108
Prepaid expenses	297,455	(6,041)	(390,818)	2,830
Film cost	(1,707,865)	24,163	(812,855)	(24,163)
Other assets	1,799	—	(1,269)	(4,466)
Accounts payable and accrued expenses	22,649	—	(1,151)	(721,114)
Deferred revenue	(75,481)	28,596	110,277	—
Taxes and other payables	419,083	49,780	400,415	61,006

Net cash provided (used) by operating activities	(280,969)	151,695	(246,681)	(342,564)

Investing Activities
Investment in joint programming production	—	—	(24,163)	—
Purchase of fixed assets	(94,425)	(16,697)	(40,697)	(85,488)

Net cash (used) by investing activities	(94,425)	(16,697)	(64,860)	(85,488)

Financing Activities
Proceeds from short-term loan	604,084	—	—	—
Loan to co-producer	—	—	(277,878)	—
Co-producer loan repaid	277,878	—	—	—
Loan to shareholders	(40,729)	(59,200)	—	—
Shareholders' loan repaid	—	—	75,812	242,785
Investment from shareholders	—	—	543,677	60,408

Net cash provided (used) by financing activities	841,233	(59,200)	341,611	303,193
Increase (decrease) in cash	465,839	75,798	30,070	(124,859)
Cash at beginning of period	51,237	21,167	21,167	146,026

Cash at end of period	$517,076	$96,965	$51,237	$21,167

Supplemental Disclosures of Cash Flow Information:
Cash paid during year for:
Interest	$—	$—	$—	$—

Income taxes	$10,296	$11,781	$11,880	$9,931

See Notes to Financial Statements.

BEIJING DONG FANG ZHENG YI FILM & TV COMMUNICATION CO., Ltd.

BEIJING ORIENTAL ZHENG YI FILM INVESTMENT CONSULTING CO., Ltd.

NOTES TO FINANCIAL STATEMENTS
(Amounts and Disclosures at and for the Six Months Ended June 30, 2005 Are Unaudited)

Note 1-    ORGANIZATION AND OPERATIONS

Beijing Dong Fang Zheng Yi Film & TV Communication Co., Ltd. was established in Beijing, Peoples Republic of China ("PRC") in March 2003. Beijing Oriental Zheng Yi Film Investment Consulting Co., Ltd. was established in May 1997. Both companies ("the Companies) are in the business of buying, selling and producing TV programming and films.

Note 2-    SIGNIFICANT ACCOUNTING POLICIES

Economic and Political Risks

The Company faces a number of risks and challenges since its assets are located in the PRC and its revenues are derived from its operations therein. The PRC is a developing country with an early stage market economic system, overshadowed by the state. Its political and economic systems are very different from the more developed countries and are in a state of change. The PRC also faces many social, economic and political challenges that may produce major shocks and instabilities and even crises, in both its domestic arena and in its relationships with other countries, including the United States. Such shocks, instabilities and crises may in turn significantly and negatively affect the Company's performance.

Basis of Presentation

The consolidated financial statements include the accounts of the Company and all its majority-owned subsidiaries which require consolidation. Inter-company transactions have been eliminated in consolidation.

The accompanying financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP"). This basis of accounting differs from that used in the statutory accounts of the Company, which are prepared in accordance with the "Accounting Standards for Business Enterprises" and "Accounting system for Business Enterprises" in the PRC ("PRC GAAP").

Certain accounting principles, which are stipulated by US GAAP, are not applicable in the PRC. The difference between PRC GAAP accounts of the Company and its US GAAP financial statements is immaterial.

BEIJING DONG FANG ZHENG YI FILM & TV COMMUNICATION CO., Ltd.

BEIJING ORIENTAL ZHENG YI FILM INVESTMENT CONSULTING CO., Ltd.

NOTES TO FINANCIAL STATEMENTS
(Amounts and Disclosures at and for the Six Months Ended June 30, 2005 Are Unaudited)

Note 2-   SIGNIFICANT ACCOUNTING POLICIES (continued)

Cash and Cash Equivalents

All highly liquid investments with original maturities of three months or less are considered cash equivalents. Substantially all of the Company’s cash and cash equivalents are held by two financial institutions.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results when ultimately realized could differ from those estimates.

Programming Revenue and Expense

Sales of programming is recognized as revenue when the programming is delivered or in accordance with contract terms for contracted programming.

Purchased programming costs are capitalized and carried as an asset. Such costs are charged to expense when the programming is sold. Licensed programming costs are amortized over the life of the licensing period.

Employees’Benefits

Mandatory contributions are made for the PRC’s health, retirement benefit and unemployment costs at the statutory rates in force during the period, based on gross salary payments. The cost of these payments is charged to the statement of income in the same period as the related salary cost.

BEIJING DONG FANG ZHENG YI FILM & TV COMMUNICATION CO., Ltd.

BEIJING ORIENTAL ZHENG YI FILM INVESTMENT CONSULTING CO., Ltd.

NOTES TO FINANCIAL STATEMENTS
(Amounts and Disclosures at and for the Six Months Ended June 30, 2005 Are Unaudited)

Note 2-    SIGNIFICANT ACCOUNTING POLICIES (continued)

Concentration of Credit Risk

Financial instruments which subject the Company to concentrations of credit risk consist principally of accounts receivable and cash. Exposure to losses on receivables is dependent on each customer's financial condition. The Company controls its exposure to credit risk through a process of credit approvals, credit limits and monitoring procedures, establishing allowances for anticipated losses.

The Company deposits cash with established financial institutions and, by policy, limits the amount of deposit exposure with any one financial institution.

Fair Value of Financial Instruments

The carrying value of financial instruments, including cash and cash equivalents, receivables, accounts payable and accrued expenses, approximates their fair value at December 31, 2004, due to the relatively short-term nature of these instruments.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using the statutory tax rates in the US and the PRC expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

BEIJING DONG FANG ZHENG YI FILM & TV COMMUNICATION CO., Ltd.

BEIJING ORIENTAL ZHENG YI FILM INVESTMENT CONSULTING CO., Ltd.

NOTES TO FINANCIAL STATEMENTS
(Amounts and Disclosures at and for the Six Months Ended June 30, 2005 Are Unaudited)

Note 2-    SIGNIFICANT ACCOUNTING POLICIES (continued)

Foreign Currency Translation

The Company maintains its books and accounting records in Renminb ("RMB"), the PRC's currency. Translatisignedacontracts.m RMB into United States dollars ("US$") has been made at the single rate of exchange of US$1.00:RMB8.277. No representation is made that RMB amounts could have been or could be, converted into US dollars at that rate. On January 1, 1994, the PRC government introduced a single rate of exchange, quoted daily by the People's Bank of China (the "Unified Exchange Rate"). The quotation of the exchange rates does not imply free convertibility of RMB to other foreign currencies. All foreign exchange transactions continue to take place either through the Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the People's Bank of China. Approval of foreign currency payments by the Bank of China or other institutions requires submission of a payment application form together with supplier's invoices, shipping documents and

On July 21, 2005, the People's Bank of China, China's central bank, implemented a regulated, managed floating exchange rate system based on market supply and demand and with reference to a package of currencies. RMB is thus no longer pegged to the US dollar and the RMB exchange rate structure is subject to some fluctuation.

The People's Bank of China announces the closing price of a foreign currency, such as the US dollar against the RMB, in the inter-bank foreign exchange market after the closing of the market on each working day, and makes it the central parity for trading against the RMB on the following working day.

The daily trading price of the US dollar against the RMB in the inter-bank foreign exchange market is allowed to float within a band of 0.3 percent around the central parity published by the People's Bank of China, while the trading prices of the non-US dollar currencies against the RMB are allowed to move within a certain band announced by the People's Bank of China.

The People's Bank of China will adjust the RMB exchange rate band when necessary, according to market developments as well as economic and financial situations. The People's Bank of China is responsible for stabilizing and adapting the RMB exchange rate.

BEIJING DONG FANG ZHENG YI FILM & TV COMMUNICATION CO., Ltd.

BEIJING ORIENTAL ZHENG YI FILM INVESTMENT CONSULTING CO., Ltd.

NOTES TO FINANCIAL STATEMENTS
(Amounts and Disclosures at and for the Six Months Ended June 30, 2005 Are Unaudited)

Note 2-    SIGNIFICANT ACCOUNTING POLICIES (continued)

Property, Plant and Equipment

Property, plant and equipment are carried at cost. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized.

When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in the income statements in the year of disposition.

Depreciation is calculated on a straight-line basis over the estimated useful life of the assets. The percentages applied are:

Machines and equipment Office equipment and furnishings Vehicle Leasehold improvements (five-year lease)	20% 20% 20% 20%

Valuation of Long-Lived assets

The Company periodically analyzes its long-lived assets for potential impairment, assessing the appropriateness of lives and recoverability of unamortized balances through measurement of undiscounted operating cash flows on a basis consistent with US GAAP.

Interim financial information

The unaudited balance sheet, statements of income and cash flows have been prepared in accordance with US GAAP for interim financial information. In the opinion of management, all adjustments (consisting solely of normal recurring accruals) considered necessary for a fair presentation of the financial position, results of operations and cash flows as at and for the periods ending June 30, 2005, and 2004, have been included. Readers of these financial statements should note that the interim results for the six month periods ended June 30, 2005, and June 30, 2004, are not necessarily indicative of the results that may be expected for the fiscal year as a whole.

BEIJING DONG FANG ZHENG YI FILM & TV COMMUNICATION CO., Ltd.

BEIJING ORIENTAL ZHENG YI FILM INVESTMENT CONSULTING CO., Ltd.

NOTES TO FINANCIAL STATEMENTS
(Amounts and Disclosures at and for the Six Months Ended June 30, 2005 Are Unaudited)

Note 3-    CASH

Cash consists of the following:

	June 30, 2005	December 31, 2004
Cash on hand	$3,980	$419
Cash in Bank	513,096	50,818

	$517,076	$51,237

Cash balances are held at several financial institutions and are not insured. The Company believes it mitigates its risk by investing in or through major financial institutions. Recoverability is dependent upon the performance of the institution.

Note 4-   ACCOUNTS RECEIVABLE

Accounts receivable consist of the following:

	June 30, 2005	December 31, 2004
Accounts receivable	$282,374	$306,755
Less: allowances for doubtful accounts	—	—

	$282,374	$306,755

Note 5-  FILM COSTS

Film costs consist of costs of producing TV episodes and bringing those TV episodes to market and are capitalized and carried as an asset. Such costs are amortized using the individual-film-forecast method, whereby periodic amortization is determined by multiplying the balance in unamortized film costs by the ratio that current period revenue bears to estimated remaining total revenue.

	June 30, 2005	December 31, 2004
TV Episodes ‹‹Attachment from Sky››	$—	$837,018
TV Episodes ‹‹King of Da Lian››	2,544,883	—

	$2,544,883	$837,018

BEIJING DONG FANG ZHENG YI FILM & TV COMMUNICATION CO., Ltd.

BEIJING ORIENTAL ZHENG YI FILM INVESTMENT CONSULTING CO., Ltd.

NOTES TO FINANCIAL STATEMENTS
(Amounts and Disclosures at and for the Six Months Ended June 30, 2005 Are Unaudited)

Note 6-    FIXED ASSETS

Fixed assets consist of the following:

	June 30, 2005	December 31, 2004
Machinery and equipment	$10,269	$10,269
Office furniture and equipment	52,101	41,239
Vehicles	123,941	89,188
Leasehold improvements	63,525	14,715

	249,836	155,411
Less: Accumulated depreciation	48,871	31,165

	$200,965	$124,246

Depreciation expenses for the six months ended June 30, 2005 and the year ended December 31, 2004 were $17,706 and $19,731, respectively.

Note 7-   OTHER ASSETS

Long-term investment consists of the following:

	June 30, 2005	December 31, 2004
Licensed programs	$18	$18
Investment in BEIJING DONG FANG
ZHENG YI COMMUNICATION CO., Ltd	24,163	24,163
Rent security deposit	3,936	5,735

	$28,117	$29,916

Licensed programming represents publishing rights for eighteen sets of TV episodes which have been produced since the inception of the Company.

The Company’s long-term investment is comprised of a joint venture with a non-related party. The Company owns a 20% interest in the joint venture. The investment is accounted for under the cost method.

BEIJING DONG FANG ZHENG YI FILM & TV COMMUNICATION CO., Ltd.

BEIJING ORIENTAL ZHENG YI FILM INVESTMENT CONSULTING CO., Ltd.

NOTES TO FINANCIAL STATEMENTS
(Amounts and Disclosures at and for the Six Months Ended June 30, 2005 Are Unaudited)

Note 8-    SHORT-TERM LOANS

        Short-term loans at June 30, 2005 consist of the following:

Financial Institutions	Loan Amount	Duration	Annual Interest Rate	Collateral
Shenzhen Huaqiao
Internal Media Ltd.	$483,267	01/05/2005-01/04/2006	10%	None

Shenzhen Huaqiao
Internal Media Ltd.	120,817	05/04/2005-05/03/2006	10%	None

	$604,084

Note 9-   DUE TO SHAREHOLDERS

Due to shareholders consist of the following:

	June 30, 2005	December 31, 2004
Yuanfang Wang	$80,133	$120,862

Note 10-   INCOME TAXES

The Company’s effective tax rate for the years ended December 31, 2004 and 2003 was 33.0%.

The provision for income taxes for each of the two years ended December 31 are summarized as follows:

PRC only:

	2004	2003
Current	$362,335	$331,217
Deferred	—	—

	$362,335	$331,217

BEIJING DONG FANG ZHENG YI FILM & TV COMMUNICATION CO., Ltd.

BEIJING ORIENTAL ZHENG YI FILM INVESTMENT CONSULTING CO., Ltd.

NOTES TO FINANCIAL STATEMENTS
(Amounts and Disclosures at and for the Six Months Ended June 30, 2005 Are Unaudited)

Note 11-    COMMITMENTS AND CONTINGENCIES

The Company’s business operations exist solely in the PRC and are subject to significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency limitations.

The Company’s results may thus be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies, laws, regulations, anti-inflationary measures, currency conversion and remittance limitation, and rates and methods of taxation, among other things.

Leases

The Company has a non-cancelable lease for office space that expires in 2010. Additionally, the Company also leases production space on an annual basis. Rent expense amounted to $49,142 and $53,395 for the years ended December 31, 2004 and 2003, respectively. At December 31, 2004, future minimum lease payments for the leases are as follows:

Year ending June 30,
2006	$75,553
2007	83,086
2008	90,664
2009	98,218
2010	105,774

$453,295